UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2013

CONOLOG CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-08174	22-1847286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Columbia Road, Somerville, New Jersey08876
(Address of principal executive offices)

(908) 722-8081

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

On June 20, 2013, the Board of Directors (the “Board”) of Conolog Corporation (the “Company”) appointed Mrs. Julie Orr-Silvius and Mr. Hans C. Kaspersetz as members of the Board.

Below is a description of their relevant business experience:

Julie Orr-Silvius, age 40, Director

Julie Orr-Silvius, age 40, has over 20 years of experience in custom manufacturing management.  Mrs. Orr-Silvius has served as the Chief Executive Officer of Four Slide Products, Inc. (“Four Slide”) from 2005 through the present. Four Slide is a custom manufacturer of specialty metal tubular products serving companies worldwide, including industries such as medical, automotive, aerospace and electronics, since 1985.  Mrs. Orr-Silvius is currently a member of the Board of Directors of Four Slide, a position she has held since 2004.

Hans C. Kaspersetz, age 37, Director

Mr. Hans C. Kaspersetz, age 37, is a co-founder and the President of Cyber X Designs LLC (d/b/a Arteric). Cyber X Designs LLC was founded in 1999 and is an interactive agency that serves pharmaceutical, biotechnology, and specialized manufacturing companies.  Mr. Kaspersetz is responsible for accelerating year-over-year growth and adoption of evolving technologies. Since 2005, he has served as the Chief Technology Officer for Ameliaplex Inc., a medical software and mobile application developer. Prior to Arteric, he was the Director of Web Services at Team Paradise from 1999-2000 and Lead Developer at Your Beauty Inc. from 2000-2001.  Mr. Kaspersetz is a senior adviser, lead technologist, or investor in several private technology and publishing startups.  Mr. Kaspersetz has more than 20 years of experience developing Internet technologies.  He currently serves on the boards of New York PHP and the Property Owners Association of New Jersey.

Family Relationships

There is no family relationship between either Mrs. Orr-Silvius or Mr. Kaspersetz and any of the Company’s directors or officers.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONOLOG CORPORATION

Date: June 25, 2013	By:	/s/ Michael Horn
Name: Michael Horn
Title: Chief Executive Officer